EXHIBIT 19
                                                                      ----------



                                                                  EXECUTION COPY


                   TERMINATION OF THE STOCKHOLDERS' AGREEMENT

         This Termination of the Stockholders' Agreement (this "AGREEMENT") is made and entered into as of October 21, 2003 by and among Infocrossing, Inc. (f/k/a Computer Outsourcing Services Inc.), a Delaware corporation (the "COMPANY"), MidOcean Capital Investors, L.P. ("MIDOCEAN"), Sandler Capital Partners V, L.P., Sandler Capital Partners V FTE, L.P., Sandler Capital Partners V Germany, L.P., Sandler Technology Partners Subsidiary, LLC, and Sandler Co-Investment Partners, L.P. (each individually, a "SANDLER ENTITY," and, collectively, the "SANDLER ENTITIES"), Cahill Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Camden Partners Strategic Fund II-A, L.P., and Camden Partners Strategic Fund II-B, L.P. (each individually, a "CAMDEN ENTITY" and, collectively, the "CAMDEN ENTITIES"), the individuals designated as a "Management Stockholders" on the signature pages hereto (each individually, a "MANAGEMENT STOCKHOLDER" and, collectively, the "MANAGEMENT STOCKHOLDERS") and the entity designated as a "Non-Management Stockholder" on the signature pages hereto (the "NON-MANAGEMENT STOCKHOLDER") (each of MidOcean, each Sandler Entity, each Camden Entity, each Management Stockholder and the Non-Management Stockholder is hereinafter referred to as a "STOCKHOLDER").

                                    RECITALS

         WHEREAS, reference is hereby made to the Second Amended and Restated Stockholders Agreement (the "EXISTING STOCKHOLDERS AGREEMENT"), dated February 1, 2002, by and among the Company, DB Capital Investors, L.P. (as the predecessor-in-interest to MidOcean), certain of the Sandler Entities and certain of their predecessors-in-interest, the Camden Entities, the Management Stockholders party thereto and the Non-Management Stockholders party thereto, and the Exchange Agreement (the "EXCHANGE AGREEMENT"), dated as of October 16, 2003, by and among the Company, MidOcean, the Sandler Entities and Price Family Limited Partners (collectively, the "PREFERRED HOLDERS").

         WHEREAS, upon the terms and subject to the conditions set forth in the Exchange Agreement, the Preferred Holders have agreed to exchange their shares of 8% Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the "EXISTING SERIES A PREFERRED STOCK"), and the Series A Common Stock Warrants (the "EXISTING WARRANTS") to purchase Common Stock, $0.01 par value per share, of the Company (the "COMMON STOCK") for an aggregate consideration of (i) $55.0 million in cash and (ii) $25.0 million in aggregate principal amount of loans.

         WHEREAS, pursuant to Sections 7.1(g) and 7.2(h) of the Exchange Agreement, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Exchange Agreement; and

         WHEREAS, the Company, MidOcean, the Sandler Entities, the Camden Entities, the Management Stockholders listed on the signature pages hereto representing at least 66-2/3% in interest of the Management Stockholders party to the Existing Stockholders Agreement


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and acting on their behalf pursuant to Section 6.12 of the Existing Stockholders
Agreement and the Non-Management Stockholder listed on the signature pages hereto representing at least 66-2/3% in interest of the Non-Management Stockholders party to the Existing Stockholders Agreement and acting on their behalf pursuant to Section 6.12 of the Existing Stockholders Agreement wish to terminate the Existing Stockholders Agreement as set forth below, effective as of the Closing under the Exchange Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to terminate the Existing Stockholders Agreement as follows (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement):

1.       TERMINATION AND WAIVER.

         1.1 TERMINATION. The undersigned parties hereby acknowledge and agree that as of the Closing under the Exchange Agreement, the Existing Stockholders Agreement shall be terminated and of no further force or effect and all rights and obligations of the undersigned Stockholders and the Company existing on or prior to the date hereof or that may exist after the date hereof, in each case, arising from the Existing Stockholders Agreement shall be terminated and of no further force or effect.

         1.2      WAIVERS.

                  (a) The Company and each of the undersigned Stockholders, to the extent applicable, hereby waive any condition, right, notice requirement, breach, or default under the Existing Stockholders Agreement and any predecessor agreements (including, without limitation, waivers of the notice requirement, approvals and consents required under Sections 2.2, Section 4.1(e), (g) and (h) and Section 5.1 and 5.2 under the Existing Stockholders Agreement) in connection with, and grants any and all of its consents and approvals under the Existing Stockholders Agreements and any predecessor agreements to permit, the consummation of the Transactions contemplated by the Exchange Agreement, including without limitation the Exchange, the Private Placement and the Term Loan Agreement.

                  (b) Each of the Company, MidOcean, the Camden Entities, the Management Stockholders and the Non-Management Stockholder hereby acknowledges receipt of the transfer notice, dated as of October 15, 2003, by certain Sandler Entities in connection with the assignment of certain securities of the Company and hereby waives any notice requirement, approval or consent required under the Existing Stockholders Agreement (including, without limitation, waiver of the notice requirement under Section 2.2(c) of the Existing Stockholders' Agreement) in connection with the assignment of such securities.

2.       REPRESENTATIONS AND WARRANTIES.

         Each party hereto represents and warrants that (i) such party has the authority and power to enter into and perform this Agreement, (ii) the execution and performance by such party of this Agreement has been duly authorized by all necessary action of such party and (iii) this Agreement has been duly executed and delivered by such party, and


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

constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3.       MISCELLANEOUS.

         3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         3.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof, including, without limitation, the Existing Stockholders' Agreement.

         3.3 COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature(s).

         3.4 FURTHER ASSURANCES. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

         3.5 SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement, or prevent any violation hereof, and, to the extent permitted by Applicable Law, each party waives any objection to the imposition of such relief.

         3.6 EFFECTIVENESS. This Agreement shall become effective upon the date first written above.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       INFOCROSSING, INC.


                                       By: /s/ Zach Lonstein
                                           -------------------------------------
                                           Name:  Zach Lonstein
                                           Title:    Chief Executive Officer



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                                       MIDOCEAN CAPITAL INVESTORS, L.P.

                                       By: MidOcean Capital Partners, L.P.,
                                           its general partner

                                       By: Existing Fund GP, LTD., its
                                           general partner


                                       By: /s/ Andrew Spring
                                           -------------------------------------
                                           Name:
                                           Title:


                                       SANDLER CAPITAL PARTNERS V, L.P.

                                       By: Sandler Investment Partners, L.P.,
                                           General Partner

                                       By: Sandler Capital Management, General
                                           Partner

                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President


                                       SANDLER CAPITAL PARTNERS V, FTE, L.P.

                                       By: Sandler Investment Partners, L.P.,
                                           General Partner
                                       By: Sandler Capital Management, General
                                           Partner
                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President

                                       SANDLER CAPITAL PARTNERS V GERMANY, L.P.

                                       By: Sandler Investment Partners, L.P.,
                                           General Partner
                                       By: Sandler Capital Management, General
                                           Partner
                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President


                                       SANDLER TECHNOLOGY PARTNERS SUBSIDIARY,
                                       LLC

                                       By: Sandler Technology Partners, L.P.,
                                           Manager
                                       By: Sandler Investment Partners, L.P.,
                                           General Partner
                                       By: Sandler Capital Management, General
                                           Partner
                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President


                                       SANDLER CO-INVESTMENT PARTNERS, L.P.

                                       By: Sandler Capital Management, General
                                           Partner
                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President


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                                       CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

                                       By: Camden Partners Strategic II, LLC,
                                           its General Partner


                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: Managing Member


                                       CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

                                       By: Camden Partners Strategic II, LLC,
                                           its General Partner


                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: Managing Member


                                       CAHILL, WARNOCK STRATEGIC PARTNERS FUND,
                                       L.P.

                                       By: Camden Partners Strategic II, LLC,
                                           its General Partner

                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: General Partner


                                       STRATEGIC ASSOCIATES, L.P.

                                       By: Camden Partners Strategic II, LLC,
                                           its General Partner

                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: General Partner


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MANAGEMENT STOCKHOLDERS:


/s/ Zach Lonstein
--------------------------------------
Name:  Zach Lonstein


/s/ Robert Wallach
--------------------------------------
Robert Wallach


/s/ Thomas Laudati
--------------------------------------
Thomas Laudati


/s/ Nicholas J. Letizia
--------------------------------------
Nicholas J. Letizia


/s/ Garry Lazarewicz
--------------------------------------
Garry Lazarewicz


/s/ John C. Platt
--------------------------------------
John C. Platt


NON-MANAGEMENT STOCKHOLDER:

PRICE FAMILY LIMITED PARTNERS


By: /s/ Michael Price
    ---------------------------------
    Name:  Michael Price
    Title: General Partner